SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 16, 2002
                                              ------------------


                             HARLEYSVILLE GROUP INC.
             -------------------------------------------------------
              (Exact name of registrant as specified in its charter)


     Delaware                         0-14697            51-0241172
---------------------------          -------            ----------
(State  or  other  jurisdiction    (Commission          (IRS  Employer
  of  incorporation)              File  Number)          Identification  No.)


355  Maple  Avenue,  Harleysville,  Pennsylvania             19438
--------------------------------------------                 ---------
   (Address  of  principal  executive  offices)               (Zip  Code)


                                 (215) 256-5000
               ---------------------------------------------------
               Registrant's telephone number, including area code


                                       N/A
     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Item  5.     Other  Events
------        ------------

     This Form 8-K may contain "forward-looking statements" (as defined in Section 27A(I)(1) of the Securities Act of 1933, as amended,) regarding the possible outcome of litigation commenced against the Company. Expressions which identify forward-looking statements speak only as of the date the statement is made. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties involved in litigation, many of which cannot be predicted or quantified and are beyond their control. Future developments and actual outcomes could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information will prove to be accurate.

     On January 8, 2002, the Company filed an 8-K stating that Harleysville Mutual Insurance Company ("Mutual"), which owns approximately 56% of the outstanding common stock of the Company, received a request from GE Reinsurance Corporation ("GE Re") to arbitrate a reinsurance agreement between Mutual and GE Re relating to certain automobile insurance policies written in California through a managing general agent beginning in 1999. In its request for arbitration, GE Re stated it intention to seek rescission of the agreement and reimbursement for its losses, which it claimed at that time to exceed $40 million. On January 11, 2002, Mutual filed an action for breach of contract against GE Re in the United States District Court for the Eastern District of Pennsylvania.

     The Company's insurance subsidiaries participate in an intercompany underwriting pool with Mutual under which the Company's participation, on a consolidated basis, is 72% of all premiums, losses, settlement expenses and other underwriting expenses for business written by all participants in the pool. Accordingly, the Company would bear the same portion of any damages awarded on the claims of GE Re.

     On December 13, 2002, Mutual and GE Re settled this matter by agreeing to a
termination  of  the  reinsurance  agreement  effective December 31, 2002.   The
terms  of  the  settlement  agreement  are  otherwise  confidential.

     The settlement agreement will not result in a material charge or benefit to the earnings of the Company during its fiscal year ending December 31, 2002, and the Company does not anticipate any material impact from the termination of the reinsurance agreement in any future period.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HARLEYSVILLE  GROUP  INC.
                                   Registrant




                                   /s/Roger  A.  Brown
December  16,  2002              -----------------------------
                                  Roger  A.  Brown
                                  Senior  Vice  President,  Secretary
                                  and  General  Counsel